Exhibit 23.1

KPMG LLP One Cleveland Center Suite 2600 1375 East Ninth Street Cleveland, OH 44114-1796

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated March 16, 2023, with respect to the consolidated financial statements of Diebold Nixdorf, Incorporated and subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Cleveland, Ohio

November 9, 2023